Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-230604

P R O S P E C T U S   S U P P L E M E N T

(to Prospectus dated March 29, 2019)

7,608,695 Shares

Common Stock

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We are selling 7,608,695 shares of our common stock.

Our common stock is listed on the NYSE American LLC (“NYSE American”) under the symbol “PLX” and on the Tel Aviv Stock Exchange (“TASE”) under the symbol “PLX.” On February 11, 2021, the last reported sale price of our common stock was $5.79 per share on the NYSE American and NIS 18.48 per share on the TASE.

Investing in the common stock involves risks that are described in the ‘‘Risk Factors’’ section beginning on page S-8 of this prospectus.

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	Per Share	Total
Public offering price	$4.60	$34,999,997
Underwriting discount(1)	$0.276	$2,100,000
Proceeds, before expenses, to us	$4.324	$32,899,997

(1) We have also agreed to reimburse the underwriters for certain of their expenses. See “Underwriting” beginning on page S-21 of this prospectus supplement for more information about these arrangements.

The underwriters may also exercise their option to purchase up to an additional 1,141,304 shares from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus.

Neither the SEC, the Israeli Securities Authority nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about February 17, 2021.

_________________

Book-Running Manager

BofA Securities

Co-Manager

Oppenheimer & Co.

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The date of this prospectus is February 11, 2021

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying base prospectus as well as the additional information described in this prospectus supplement under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before investing in our common stock.

If information varies between this prospectus supplement and the accompanying base prospectus, you should rely only on the information in this prospectus supplement. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying base prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, the statements made in the accompanying base prospectus, or such earlier filing, as applicable, are deemed modified or superseded by the statements made in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

In this prospectus supplement, unless the context indicates otherwise, references to “Company,” “we,” “us” and “our” refer to Protalix BioTherapeutics, Inc. and its consolidated subsidiaries.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS. WE HAVE NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including statements regarding the expectations, beliefs, intentions or strategies for the future. These forward-looking statements are intended to provide management’s current expectations or plans for future operating and financial performance based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and words or phrases of similar meaning in connection with a discussion of future operating or financial performance. We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements made in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, regarding the following subject matters are forward-looking by their nature:

•	the use of proceeds from this offering;

•	the timing, progress and likelihood of final approval by the U.S. Food and Drug Administration (the “FDA”) of the Biologics License Application (“BLA”) for PRX-102, by the action date or at all, which was accepted by the FDA and granted Priority Review designation in August 2020 and, if approved, whether the use of PRX-102 will be commercially successful;

•	the risk that the FDA, the European Medicines Agency or other foreign regulatory authorities may not accept or approve a marketing application we file for any of our other product candidates;

•	risks associated with the novel coronavirus disease (“COVID-19”) outbreak, which may adversely impact our business, preclinical studies and clinical trials;

•	failure or delay in the commencement or completion of our preclinical studies and clinical trials, which may be caused by several factors, including: impacts of COVID-19 slower than expected rates of patient recruitment; unforeseen safety issues; determination of dosing issues; lack of effectiveness during clinical trials; inability or unwillingness of medical investigators and institutional review boards to follow our clinical protocols; inability to monitor patients adequately during or after treatment; and/or lack of sufficient funding to finance our clinical trials;

•	the risk that the results of our clinical trials will not support the applicable claims of safety or efficacy and that our product candidates will not have the desired effects or will have undesirable side effects or other unexpected characteristics;

•	risks relating to our evaluation and pursuit of strategic alternatives;

•	risks relating to our ability to manage our relationship with our collaborators, distributors or partners;

•	risks relating to our ability to make required payments under our outstanding convertible notes or any other indebtedness;

•	risks relating to the compliance by Fundação Oswaldo Cruz, an arm of the Brazilian Ministry of Health, with its purchase obligations under our supply and technology transfer agreement, which may have a material adverse effect on us and may also result in the termination of such agreement;

•	our dependence on performance by third-party providers of services and supplies;

•	the impact of development of competing therapies and/or technologies by other companies;

•	risks related to our supply of drug product to Pfizer Inc. (“Pfizer”);

•	risks related to our expectations with respect to the potential commercial value of our product and product candidates;

•	potential product liability risks, and risks of securing adequate levels of related insurance coverage;

•	the possibility of infringing a third-party’s patents or other intellectual property rights and the uncertainty of obtaining patents covering our products and processes and successfully enforcing our intellectual property rights against third parties;

•	risks relating to changes in healthcare laws, rules and regulations in the United States or elsewhere; and

•	the possible disruption of our operations due to terrorist activities and armed conflict, including as a result of the disruption of the operations of regulatory authorities, our subsidiaries, our manufacturing facilities and our customers, suppliers, distributors, collaborative partners, licensees and clinical trial sites.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced or late-stage clinical trials, even after obtaining promising earlier trial results or preliminary findings for such clinical trials. Even if favorable testing data is generated from clinical trials of a drug product, the FDA or foreign regulatory authorities may not accept or approve a marketing application filed by a pharmaceutical or biotechnology company for the drug product. These and other risks and uncertainties are detailed under the heading “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 (as amended on June 1, 2020), June 30, 2020 and September 30, 2020, and are described from time to time in the reports we file with the SEC.

All forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and we do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

This summary description of our business highlights selected information about us contained elsewhere in this prospectus supplement or the accompanying base prospectus or the documents incorporated by reference herein or therein. This summary does not contain all the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying base prospectus, including all documents incorporated by reference herein and therein, before making an investment decision.

We are a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins primarily based on our proprietary ProCellEx® protein expression system. We developed our first commercial drug product, Elelyso®, using our ProCellEx system and we are now focused on utilizing the system to develop a pipeline of proprietary, clinically superior versions of complex recombinant therapeutic proteins that primarily target large, established pharmaceutical markets and that in most cases rely upon known biological mechanisms of action. With our experience to date, we believe ProCellEx will enable us to develop additional proprietary recombinant proteins that may be therapeutically superior to existing recombinant proteins currently marketed for the same indications, including applying the unique properties of our ProCellEx system for the oral delivery of therapeutic proteins.

Pegunigalsidase alfa (“PRX-102”), our proprietary plant cell culture expressed enzyme in development for the treatment of Fabry disease, is our most advanced product candidate and currently in ongoing phase III clinical trials. On August 11, 2020, we, together with our development and commercialization partner Chiesi Global Rare Diseases, a business unit of Chiesi Farmaceutici S.p.A. (“Chiesi”), announced that the FDA accepted the BLA submitted for PRX-102 via the FDA’s Accelerated Approval pathway for the proposed treatment of adult patients with Fabry disease and granted the submission Priority Review designation for the proposed treatment of adult patients with Fabry disease. The action date under the Prescription Drug User Fee Act (“PDUFA”) for the BLA is April 27, 2021.

Our PRX-102 phase III clinical program of PRX-102 for the treatment of Fabry disease includes three separate studies: the BALANCE Study, the BRIDGE Study and the BRIGHT Study. The studies are designed to evaluate the potential superiority of PRX-102 over current therapies in a head-to-head study and a switch-over study, evaluate the potential for improved efficacy and better quality of life for patients with Fabry disease and evaluate the safety of our drug/therapy. We are also evaluating the potential of a once-monthly treatment regimen with a higher dose of PRX-102. Enrollment has been completed in each of the BALANCE, BRIDGE and BRIGHT Studies. Topline results of the data generated in the BRIDGE Study, which we released in May of 2020, showed substantial improvement in renal function, as measured by mean annualized estimated Glomerular Filtration Rate (“eGFR slope”), and an amelioration of the course of disease in both male and female Fabry patients who were switched from agalsidase alfa to PRX-102. Agalsidase alfa is marketed by Takeda Pharmaceutical Company Limited (formerly Shire Plc) as Replagal®. In December 2020, we also announced final results from our BRIDGE Study, and we anticipate an announcement of the topline data from our BRIGHT Study in the first quarter of 2021. We expect interim results from the BALANCE Study in the first half of 2021.

In addition to PRX-102, we are developing an innovative product pipeline using our ProCellEx protein expression system. Our product pipeline currently includes, among other candidates:

(1)	OPRX-106, our oral anti-TNF product candidate which is being developed as an orally-delivered anti-inflammatory treatment using plant cells as a natural capsule for the expressed protein;

(2)	alidornase alfa, or PRX-110, a plant cell expressed recombinant human DNase I chemically modified to resist inhibition by actin, thus enhancing enzymatic activity. We have completed a phase IIa efficacy and safety study of alidornase alfa for the treatment of cystic fibrosis; and

(3)	PRX-115, our plant cell-expressed recombinant PEGylated Uricase (Urate Oxidase) – a chemically modified enzyme to treat gout.

We have licensed the rights to commercialize taliglucerase alfa, an enzyme replacement therapy for the long-term treatment of adult patients with a confirmed diagnosis of type 1 Gaucher disease, worldwide (other than Brazil) to Pfizer, and the rights to commercialize PRX-102 worldwide to Chiesi. On February 11, 2021, we announced we licensed to SarcoMed USA Inc. (“SarcoMed”) the worldwide development and commercialization rights to PRX-110 for use in the treatment of human respiratory disease or conditions including, but not limited to, sarcoidosis, pulmonary fibrosis, and other related diseases, via inhaled delivery. Otherwise, we hold the worldwide commercialization rights to our other proprietary development candidates. In addition, we continuously evaluate potential strategic marketing partnerships as well as collaboration programs with biotechnology and pharmaceutical companies and academic research institutes.

Our common stock trades on both the NYSE American and the TASE under the symbol “PLX.” Our principal executive offices are located at 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 2161401, Israel, our telephone number is 972-4-988-9488 and our corporate website address is www.protalix.com. Our website and the information contained on or accessible through our website are not part of this document. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Recent Developments

Regulatory Update

On August 11, 2020, we, together with Chiesi, announced that the FDA had accepted the BLA for PRX-102, and granted Priority Review designation for PRX-102, for the proposed treatment of adult patients with Fabry disease. The FDA noted in its BLA filing communication letter for PRX-102 that it is not currently planning to hold an advisory committee meeting to discuss the application. The FDA initially set an action date of January 27, 2021, under the PDUFA. However, as we previously announced, in November 2020, the FDA extended the PDUFA action date to April 27, 2021. As we publicly disclosed last year, the FDA advised us that it will have to inspect our manufacturing facility and the facility of a third party in Europe that performs fill and finish processes for PRX-102 as part of the FDA’s review of the BLA to ensure cGMP compliance. Due to COVID-19-related FDA travel restrictions, the FDA has advised that it may be unable to conduct the inspections prior to the PDUFA action date. We, together with Chiesi, are currently addressing this issue.

BRIDGE Study

On December 30, 2020, we announced final study results from the BRIDGE Study. The BRIDGE Study was a Phase III 12-month open-label, single arm switch-over study evaluating the safety and efficacy of PRX-102, 1 mg/kg infused every two weeks, in up to 22 Fabry patients previously treated with agalsidase alfa, marketed by Takeda Pharmaceutical Company Limited (formerly Shire Plc) as Replagal®, for at least two years and on a stable dose for at least six months. Twenty of 22 patients completed the 12-month treatment duration. Eighteen of the patients who completed the study opted to roll over to a long-term extension study and continue to be treated with PRX-102.

As announced in May 2020, in the study, the mean annualized eGFR slope of the study participants improved from -5.90 mL/min/1.73m2/year while on agalsidase alfa to -1.19 mL/min/1.73m2/year on PRX-102 in all patients. Male patients improved from -6.36 mL/min/1.73m2/year to -1.73 mL/min/1.73m2/year and female patients improved from -5.03 mL/min/1.73m2/year to -0.21 mL/min/1.73m2/year.

Final results of the data generated in the study showed substantial improvement in renal function as measured by mean annualized eGFR slope in both male and female patients who were switched from agalsidase alfa to PRX-102. Following the switch to PRX-102, there was a decrease in patients with progressing or fast progressing kidney disease, and most patients achieved a stable status post-switch.

PRX-102 was well-tolerated in the BRIDGE Study with all adverse events being transient in nature without sequelae. Of the 22 patients enrolled in the BRIDGE Study, the majority of treatment emergent adverse events were mild or moderate in severity, with two patients (9.1%) withdrawing from the therapy due to hypersensitivity reaction that was resolved. The most common moderate treatment emergent adverse events were nasopharyngitis, headache and dyspnea. An immunogenicity assessment indicated that four out of 20 patients (20%) developed persistent antidrug antibodies over the course of the study, of which two had neutralizing activity.

Baseline characteristics of the 20 patients that completed the BRIDGE Study, ranging from ages 28 to 60 years, were as follows: mean eGFR slope of 75.87 mL/min/1.73m2 in males, and 86.14 mL/min/1.73m2 in females and plasma lyso-Gb3 mean levels were 51.81 nM and 13.81 nM in males and females, respectively. While lyso-Gb3 levels remain slightly high, particularly within the male cohort, continuous reduction in lyso-Gb3 levels was observed of 19.55 nM (32.35%) in males and 4.57 nM (29.81%) in females.

SarcoMed License Agreement

In February 2021, we entered into an exclusive worldwide license agreement with SarcoMed for PRX-110, a product candidate designed for use in the treatment of human respiratory disease or conditions including, but not limited to, sarcoidosis, pulmonary fibrosis, and other related diseases, via inhaled delivery. Under the terms of the agreement, SarcoMed will be responsible for the identification and selection of pharmaceutical candidates under the license, and the clinical research and development of such candidates. We are entitled to an initial cash payment of $3.5 million, subject to certain conditions, and to additional regulatory and commercial milestone payments and tiered royalties on net sales of products that are commercialized under the license agreement. In addition, we and SarcoMed have agreed to commence negotiation of clinical and commercial supply agreements for PRX-110. As part of the arrangement, we and SarcoMed have agreed to negotiate and sign a supply agreement within 60 days of the execution of the license agreement, and SarcoMed has the right to terminate the license agreement if the parties do not successfully do so.

Preliminary Unaudited Cash and Cash Equivalents

Based upon preliminary estimates and information available to us as of the date of this prospectus supplement, we expect to report that we had approximately $38.5 million of cash, cash equivalents and short-term bank deposits as of December 31, 2020. This amount is unaudited and preliminary, and does not present all information necessary for an understanding of our financial condition as of December 31, 2020 and is subject to change upon the completion of management’s and our audit committee’s reviews and our other financial closing processes as well as the completion and preparation of our consolidated financial data for the year ended December 31, 2020. We are currently preparing our financial statements for the year ended December 31, 2020. Our financial statements for the year ended December 31, 2020 will not be available until after this offering is completed, and consequently will not be available to you prior to investing in this offering. There can be no assurance that our final cash, cash equivalents and short-term bank deposits position as of December 30, 2020 will not differ from these estimates, including as a result of review adjustments and any such changes could be material.

The preliminary financial data included in this Registration Statement has been prepared in good faith by, and is the responsibility of, the Company’s management. Our independent registered public accounting firm, Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, Kesselman & Kesselman does not express an opinion or any other form of assurance with respect thereto. This is an estimate which should not be regarded as a representation by us, our management, or the underwriters as to our actual results for the quarter and year ended December 31, 2020.

THE OFFERING

Issuer	Protalix BioTherapeutics, Inc.
Shares being offered	7,608,695 shares
Shares outstanding after this offering	44,241,527 shares (or 45,382,831 shares if the underwriters exercise their option to purchase additional shares in full)
Over-allotment option

We have granted the underwriters an option to purchase up to 1,141,304 additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds

We expect the net proceeds from this offering to us will be approximately $32.7 million (or $37.6 million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We currently expect to use the net proceeds primarily to fund clinical trials for our product candidates, to fund our research and development activities and for working capital and general corporate purposes. See “Use of Proceeds” below.

Risk factors	See “Risk Factors” on page S-8 of this prospectus supplement for a discussion of factors you should carefully consider before investing in shares of our common stock.
Exchange listing	Our common stock issued in this offering will trade on the NYSE American. Our common stock is listed on the NYSE American under the symbol “PLX” and on the TASE under the symbol “PLX.”

The number of shares of our common stock to be outstanding after this offering is based on 36,632,832 shares outstanding as of February 9, 2021, and excludes as of such date:

•	2,551,250 shares of common stock issuable upon the exercise of outstanding stock options as of February 9, 2021 at a weighted average exercise price of $5.30 per share; and

•	an aggregate of 1,494,026 shares of common stock reserved for future issuance under our 2006 Stock Incentive Plan; and

•	17,404,423 shares of common stock issuable upon the exercise of outstanding warrants as of February 9, 2021 at an exercise price of $2.36 per share; and

•	6,813,882 shares of common stock issuable upon the conversion of our $57.9 million outstanding convertible notes at a conversion rate equal to $8.50 per share.

RISK FACTORS

An investment in our common stock involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus and other information which may be incorporated by reference in this prospectus supplement and the accompanying base prospectus as provided under “Incorporation of Certain Documents by Reference.” In particular, you should consider the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 (as amended on June 1, 2020), June 30, 2020 and September 30, 2020, which are incorporated by reference in this prospectus supplement and the accompanying base prospectus, as those risk factors are amended or supplemented by our subsequent filings with the SEC. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Please read “Cautionary Note Concerning Forward Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.  There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of these risks occur, this could expose us to liability, and our business, financial condition or results of operation could be adversely affected. As a result, you could lose all or part of your investment.

We may not obtain the necessary U.S., EMA or other worldwide regulatory approvals to commercialize our drug candidates in a timely manner, if at all, which would have a material adverse effect on our business, results of operations and financial condition.

We need FDA approval to commercialize our drug candidates in the United States, EMA approval to commercialize our drug candidates in the European Union and approvals from other foreign regulators to commercialize our drug candidates elsewhere. In order to obtain FDA approval of any of our drug candidates, we must submit to the FDA an NDA or a BLA demonstrating that the drug candidate is safe for humans and effective for its intended use. This demonstration requires significant research and animal tests, which are referred to as preclinical studies, as well as human tests, which are referred to as clinical trials. In the European Union, we must submit an MAA to the EMA. Satisfaction of the regulatory requirements of the FDA, EMA and other foreign regulatory authorities typically takes many years, depends upon the type, complexity and novelty of the drug candidate and requires substantial resources for research, development and testing. On August 11, 2020, we, together with Chiesi, announced that the FDA had accepted the BLA for PRX-102, and granted Priority Review designation for PRX-102, for the proposed treatment of adult patients with Fabry disease. In the BLA filing communication letter for PRX-102, the FDA noted that it is not currently planning to hold an advisory committee meeting to discuss the application. The FDA initially set an action date of January 27, 2021, under the PDUFA. However, as we previously announced, the FDA subsequently extended the PDUFA action date to April 27, 2021.

As part of the PRX-102 BLA review, the FDA may request additional data or impose other conditions of the submission or approval or require us to make modifications to ongoing clinical trials, manufacturing or other processes. The FDA may also require us to conduct additional studies or clinical trials, and we may incur significant additional expenditures in order to obtain or maintain FDA approval. In addition, approval of the BLA may be subject to post-marketing commitments or requirements, and we may need to develop and/or improve certain antibody or additional assays as post-marketing requirements or commitments. Even if we comply with all the requests of regulatory authorities, the FDA and other authorities may ultimately reject the BLA or any other marketing application that we file for a product candidate in the future, if any, or we might not obtain regulatory clearance in a timely manner. Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced or late-stage clinical trials, even after obtaining promising earlier trial results or in preliminary findings or other comparable authorities for such clinical trials. Further, even if favorable testing data is generated by the clinical trials of a drug candidate, the applicable regulatory authority may not accept or approve a marketing application we file for the drug candidate or may require us to conduct additional clinical testing or perform post-marketing studies which would cause us to incur additional costs. We cannot assure you that the FDA will approve PRX-102 or any other product candidate on a timely basis, or at all. We also cannot assure you that the results of our ongoing clinical trials, including our BRIGHT and BALANCE Studies, will demonstrate that our product candidates are safe for humans and effective for their intended uses.

The FDA and other regulatory authorities may be unable to conduct required inspections of our facilities due to the COVID-19 pandemic.

We are subject to inspection by the FDA and comparable foreign regulatory authorities to determine our compliance with applicable regulatory requirements, as are our suppliers, contract manufacturers, and contract testing laboratories, and there can be no assurance that the FDA, or any other comparable foreign regulatory authority, will be able to timely conduct such inspections.  The FDA’s action date under the PDUFA for the BLA for PRX-102 is currently April 27, 2021.  The FDA advised us that it requires an inspection of our manufacturing facility and the facility of a third party in Europe that performs fill and finish processes for PRX-102 as part of the FDA’s review of the BLA application, which inspections have not yet been scheduled due to the FDA’s travel restrictions resulting from the COVID-19 pandemic. We, together with Chiesi, are currently addressing this issue. If the FDA is unable to conduct satisfactory pre-license inspections of the two manufacturing facilities before the PDUFA action date due to its travel restrictions or otherwise, or if they conclude that, as a result of these inspections, the facilities are not in substantial compliance with cGMP, there may be adverse consequences to the approval process and we may not obtain BLA approval by the PDUFA action date.  Delays in the approval process or our inability to obtain approval for any reason for any drug candidate may have a material adverse effect upon our business, results of operations and financial condition.

Interim, “top-line” and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

We have published and may publish, from time to time, interim, “top-line” or preliminary data from our clinical trials. Interim data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Preliminary or “top-line” data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, interim and preliminary data should be viewed with caution until the final data are available. Differences between preliminary or interim data and final data could significantly harm our business prospects and may cause the trading price of the shares of our common stock to fluctuate significantly, which could have a material adverse effect on our business, results of operations, cash flows, financial condition and/or prospects.

We may use the net proceeds of this offering in ways with which you may disagree.

We intend to use the net proceeds from this offering to fund clinical trials for our product candidates, to fund our research and development activities and for working capital and general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will have significant discretion in the use of the net proceeds of this offering. It is possible that we may allocate the proceeds differently than investors in this offering desire or that we will fail to maximize our return on these proceeds. We may, subsequent to this offering, modify our intended use of the offering proceeds to pursue strategic opportunities that may arise. You will be relying on the judgment of our management with regard to the use of the net proceeds of this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Any failure to apply the net proceeds of this offering effectively could have a material adverse effect on our business and cause a decline in the market price of our common stock.

You will experience immediate dilution in the net tangible book value of the shares of our common stock you purchase as a result of this offering.

If you purchase shares of our common stock in this offering, you will pay more for your shares than the net tangible book value per share of our common stock as of September 30, 2020. As a result, the value of your investment based on the net tangible book value per share of our common stock will be less than what it would have been had you and all of the existing stockholders paid the same amount per share of common stock as you will pay in this offering. Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. The exercise of outstanding options for common stock and future issuances by us of equity or convertible debt may result in further dilution to your investment in our common stock. See “Dilution” on page S-17 of this prospectus supplement.

You may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. As of February 9, 2021, an aggregate of 1,494,026 shares of common stock were reserved and available for future grant under our 2006 Stock Incentive Plan. Also as of such date, options to purchase 2,551,250 shares of our common stock, warrants to purchase 17,404,423 of our common stock and notes convertible to 6,813,882 shares of our common stock were outstanding. You will incur dilution upon the grant of any shares pursuant to such plan, upon vesting of any stock awards under any such plan, or upon exercise of any such outstanding options or warrants and upon conversion of any of such convertible notes.

The common stock is equity and is subordinate to our existing and future indebtedness, including our outstanding convertible notes.

Shares of the common stock are equity interests in our Company and do not constitute indebtedness. As such, shares of the common stock will rank junior to all indebtedness, including our outstanding convertible notes, and other non-equity claims on our Company with respect to assets available to satisfy claims on our Company, including in a liquidation of our Company. Additionally, our board of directors is authorized to issue up to 100,000,000 shares of preferred stock without any action on the part of stockholders of our common stock. Holders of our common stock are subject to the prior dividend, liquidation preferences, terms of redemption, conversion rights and voting rights, if any, of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding.

Our common stock is listed to trade on more than one stock exchange, and this may result in price variations.

Our common stock is listed for trade on both the NYSE American and the TASE. Dual-listing may result in price variations between the exchanges due to a number of factors. First, our common stock is traded in U.S. dollars on the NYSE American and in NIS on the TASE. In addition, the exchanges are open for trade at different times of the day and on different days. For example, the TASE opens generally during Israeli business hours, Sunday through Thursday, while the NYSE American opens generally during U.S. business hours, Monday through Friday. The two exchanges also have differing vacation schedules. Differences in the trading schedules, as well as volatility in the exchange rate of the two currencies, among other factors, may result different trading prices for our common stock on the two exchanges. Other external influences may have different effects on the trading price of our common stock on the two exchanges.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $32.7 million (or approximately $37.6 million if the underwriters exercise in full their option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We currently expect to use the net proceeds of this offering to fund clinical trials for our product candidates, to fund our research and development activities and for working capital and general corporate purposes.

Capitalization

The following table presents our capitalization as of September 30, 2020:

•	on an actual basis; and

•

on an as adjusted basis to reflect the sale of 7,608,695 shares of common stock at the public offering price of $4.60 per share, the receipt by us of net proceeds of approximately $32.7 million, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us.

This table should be read in conjunction with our financial statements and the notes thereto incorporated by reference herein and the accompanying prospectus.

	As of September 30, 2020
	Actual	As adjusted
	(unaudited) (U.S. dollars in thousands, except share data)
Cash and cash equivalents	$13,533	$46,233
Liabilities:
Accounts payable and accruals (trade and other)	$21,698	$21,698
Short-term operating lease liabilities	$1,176	$1,176
Short-term contracts liabilities	$16,720	$16,720
Promissory note	$4,301	$4,301
Convertible notes	$53,505	$53,505
Long-term contracts liabilities	$1,533	$1,533
Liability for employee rights upon retirement	$2,088	$2,088
Long-term operating lease liabilities	$4,558	$4,558
Other long term liabilities	$46	$46
Total liabilities	$105,625	$105,625
Shareholders’ equity:
Common stock, par value $0.001 per share; 120,000,000 authorized shares, 33,336,709 issued and outstanding shares, actual; 40,945,404 issued and outstanding shares, as adjusted	$33	$41
Additional paid-in capital	$314,401	$347,093
Accumulated deficit	$(347,749)	$(347,749)
Total shareholders’ equity (capital deficiency)	$(33,315)	$(615)
Total capitalization	$72,310	$105,010

The number of shares of common stock to be outstanding after this offering is based on 36,632,832 shares outstanding as of February 9, 2021, and excludes as of such date:

•	2,551,250 shares of common stock issuable upon the exercise of outstanding stock options as of February 9, 2021, at a weighted average exercise price of $5.30 per share; and

•	an aggregate of 1,494,026 shares of common stock reserved for future issuance under our 2006 Stock Incentive Plan; and

•	17,404,423 shares of common stock issuable upon the exercise of outstanding warrants as of February 9, 2021 at an exercise price of $2.36 per share; and

•	6,813,882 shares of common stock issuable upon the conversion of our $57.9 million outstanding convertible notes (conversion rate equal to $8.50 per share).

DILUTION

If you invest in our common stock, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of common stock after this offering.

The net tangible book value of our common stock as of September 30, 2020 was approximately $(33.32) million, or approximately $(1.00) per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of shares of our common stock outstanding.

Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of shares of common stock offered by this prospectus supplement at the public offering price of $4.60 per share in connection with this offering and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $(0.62) million, or approximately $(0.02) per share. This represents an immediate increase in net tangible book value of approximately $0.98 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $4.62 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Public offering price per share		$4.60
Net tangible book value (deficit) per share at September 30, 2020	$(1.00)
Increase in per share attributable to investors purchasing our common stock in this offering	$0.98
As adjusted net tangible book value per share as of September 30, 2020 after giving effect to this offering		$(0.02)
Dilution per share to investors purchasing our common stock in this offering		$4.62

If the underwriters exercise in full their option to purchase 1,141,304 additional shares of common stock at the public offering price of $4.60 per share, the as adjusted net tangible book value after this offering would be approximately $0.10 per share, representing an increase in net tangible book value of approximately $1.10 per share to existing stockholders and immediate dilution in net tangible book value of approximately $4.50 per share to new investors purchasing our common stock in this offering at the public offering price.

The number of shares of common stock to be outstanding after this offering is based on 36,632,832 shares outstanding as of February 9, 2021, and excludes as of such date:

•	2,551,250 shares of common stock issuable upon the exercise of outstanding stock options as of February 9, 2021, at a weighted average exercise price of $5.30 per share; and

•	an aggregate of 1,494,026 shares of common stock reserved for future issuance under our 2006 Stock Incentive Plan; and

•	17,404,423 shares of common stock issuable upon the exercise of outstanding warrants as of February 9, 2021 at an exercise price of $2.36 per share; and

•	6,813,882 shares of common stock issuable upon the conversion of our $57.9 million outstanding convertible notes (conversion rate equal to $8.50 per share).

To the extent that outstanding options or warrants are exercised, or convertible notes are converted, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Material U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of common stock by a non-U.S. holder (as defined below) that acquires our common stock in this offering and holds it as a capital asset (generally, property held for investment). This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, effective U.S. Treasury regulations, and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The foregoing are subject to differing interpretations which could affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax laws, such as financial institutions, insurance companies, tax-exempt organizations, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, expatriates and certain former citizens or long-term residents of the United States, controlled foreign corporations, passive foreign investment companies, persons deemed to sell common stock under the constructive sale provisions of the Code, and persons that hold common stock as part of a straddle, hedge, conversion transaction, or other integrated investment. Furthermore, this discussion does not address any state, local or foreign tax laws or any U.S. federal tax laws other than income tax laws, such as estate and gift tax laws.

This discussion is for informational purposes only and is not tax advice. You are urged to consult your tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the purchase, ownership, and disposition of our common stock, including the consequences under any applicable income tax treaty.

For purposes of this summary, you are a “non-U.S. holder” if you are a beneficial owner of common stock that, for U.S. federal income tax purposes, is not:

•	an individual who is a citizen or resident of the United States;

•	a corporation, other entity treated as a corporation for U.S. federal income tax purposes, or partnership that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, provided that, (1) a court within the United States is able to exercise primary supervision over its administration or one or more U.S. persons (as defined in the Code) have the authority to control all substantial decisions of that trust, or (2) the trust was in existence on August 20, 1996 and has made an election under the applicable Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partners in a partnership that owns our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Distributions

Except as described below, if you are a non-U.S. holder of common stock, distributions made to you out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as dividends and will be subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor valid documentation required to claim the benefits under such tax treaty (generally, an Internal Revenue Service Form W-8BEN or W-8BEN-E or a suitable successor or an acceptable substitute form) upon which you certify, under penalties of perjury, your status as (or, in the case of a non-U.S. holder that is a partnership or an estate or trust, such forms certifying the status of each partner in the partnership or beneficiary of the estate or trust as) a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments.

Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than companies or individuals.

If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.

If dividends paid to you are effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that you maintain in the United States), we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or such other payor a valid Internal Revenue Service Form W-8ECI or a suitable successor or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person and that the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income. Effectively connected dividends are taxed at rates applicable to U.S. persons on a net income basis. If you are a corporate non-U.S. holder, effectively connected dividends that you receive may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate, as adjusted for certain items.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to the extent that the distributions do not exceed your adjusted tax basis in the shares, but rather will reduce the adjusted tax basis of such shares. To the extent that distributions in excess of our current and accumulated earnings and profits exceed your adjusted tax basis in the shares, such distributions will be included in income as capital gain and will be treated as described below under “Disposition of Common Stock.”

Disposition of Common Stock

Except as described below, if you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain from U.S. sources that you recognize on a disposition of our common stock unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (or, if required by an applicable income tax treaty, you maintain a permanent establishment in the United States to which such gain is attributed);

•	you are a nonresident alien individual present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of your disposition of our common stock or your holding period for our common stock.

Effectively connected gains are taxed at rates applicable to U.S. persons on a net income tax basis. If you are a corporate non-U.S. holder, effectively connected gains that you recognize may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate, as adjusted for certain items.

If you are an individual non-U.S. holder described in the second bullet point above, and your tax home is in the United States, then you may be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by your U.S.-source capital losses provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

We believe we currently are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other trade or business assets and our foreign real property interests, there can be no assurance that we will not become a USRPHC in the future. Even if we are or become a USRPHC, as long as our common stock is “regularly traded” on an “established securities market” (as such terms are defined by applicable U.S. Treasury regulations), such common stock will be treated as a USRPI with respect to you only if you actually or constructively held more than 5% of such regularly traded common stock during the applicable period. If we are determined to be a USRPHC and the foregoing exception does not apply, you generally will be taxed on your net gains derived from the disposition on a net income tax basis. No assurance can be provided that our common stock will be regularly traded on an established securities market for purpose of the rules described above.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder, if any, and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder may be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (generally, by furnishing a valid Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, or other applicable Internal Revenue Service Form) or such holder otherwise establishes an exemption and we do not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless we receive the certification described above or such holder otherwise establishes an exemption and we do not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, U.S. Treasury regulations promulgated thereunder, and other official guidance (commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code and whether such institution or entity is the beneficial owner or an intermediary), unless those entities comply with certain requirements under the Code and applicable U.S. Treasury regulations, which requirements may be modified by an “intergovernmental agreement” entered into between the United States and an applicable foreign country. Future U.S. Treasury regulations or other official guidance may modify these requirements.

Pursuant to recently proposed regulations, the Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale or other disposition of certain financial instruments (which would include our stock). The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

Any applicable FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law.

Investors are urged to consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Underwriting

BofA Securities, Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between us and the representative, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.	6,847,826
Oppenheimer & Co. Inc.	760,869
Total	7,608,695

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $0.1656 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$4.60	$34,999,997	$40,249,995
Underwriting discount	$0.276	$2,100,000	$2,414,999
Proceeds, before expenses, to us	$4.324	$32,899,997	$37,834,996

The expenses of the offering, not including the underwriting discount, are estimated at $200,000 and are payable by us. We have also agreed to reimburse the underwriters for their expenses relating to clearance of this offering with the Financial Industry Regulatory Authority in an amount up to $10,000.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 1,141,304 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus without first obtaining the written consent of BofA Securities, Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

NYSE American Listing

The shares are listed on the NYSE American LLC under the symbol “PLX.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE American LLC, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no shares have been offered or will be offered pursuant to this offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

c.	at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law; or
(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Mayer Brown LLP, New York, New York. Shearman & Sterling LLP, New York, New York, is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s Internet site at http://www.sec.gov. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only.

In addition, since we are also listed on the TASE, we submit copies of all our filings with the SEC to the Israeli Securities Authority and the TASE. Such copies can be retrieved electronically through the TASE’s internet messaging system (www.maya.tase.co.il) and through the MAGNA distribution site of the Israeli Securities Authority (www.magna.isa.gov.il).

Copies of certain information filed by us with the SEC are also available on our website at www.protalix.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act made subsequent to the date of this prospectus supplement until the termination of the offering of the securities described in this prospectus supplement (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”).

We incorporate by reference the following documents or information that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 12, 2020;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on June 1, 2020 (as amended on June 1, 2020), for the quarter ended June 30, 2020 filed with the SEC on August 10, 2020 and for the quarter ended September 30, 2020 filed with the SEC on October 29, 2020;

•	our definitive Proxy Statement for our Annual Meeting of Stockholders held on June 7, 2020 filed with the SEC on April 15, 2020;

•	our Current Reports on Form 8-K filed with the SEC on February 6, 2020, March 12, 2020, March 18, 2020, May 11, 2020, May 11, 2020, May 28, 2020, June 8, 2020, August 11, 2020, September 8, 2020, October 1, 2020 and October 23, 2020; and

•	the description of our common stock included in our registration statement on Form 8-A12B (File No. 001-33357) filed with the Commission on March 9, 2007, including any amendment or reports filed for the purpose of updating such description.

Copies of these filings are available at no cost on our website, www.protalix.com. In addition, you may request a copy of these filings at no cost by writing or telephoning us at the following address:

Eyal Rubin
2 Snunit Street, Science Park
P.O. Box 455
Carmiel 2161401, Israel
+972-4-988-9488

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying base prospectus. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Debt Securities

Warrants

We may from time to time offer, in one or more series, separately or together, the following:

•	our common stock;
•	our preferred stock in one or more series;
•	debt securities in one or more series; and
•	warrants to purchase our common stock.

The aggregate public offering price of the securities that we may offer through this prospectus will be up to $100,000,000.

We will provide the specific terms of the securities offered by us in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Please read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

We may, from time to time, offer and sell these securities directly or through one or more underwriters, agents or dealers, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on or off the NYSE American at prevailing market prices or at privately negotiated prices, on a continuous or delayed basis.

Our common stock is listed on the NYSE American under the symbol “PLX” and on the Tel Aviv Stock Exchange under the symbol “PLX.” On March 28, 2019, the last reported sale price of our common stock was $0.43 per share on the NYSE American and NIS 1.58 per share on the Tel Aviv Stock Exchange.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 4.

None of the Securities and Exchange Commission, the Israeli Securities Authority or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2019

No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement, and if given or made, such information or representations must not be relied upon as having been authorized by us or any underwriter, agent or dealer. We or an authorized underwriter, agent or dealer may also furnish you with a free writing prospectus relating to the applicable securities. This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements set forth and incorporated by reference in this prospectus, which are not historical, constitute “forward- looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements regarding the expectations, beliefs, intentions or strategies for the future. When used in this prospectus, or in any document incorporated by reference in this prospectus, the terms “anticipate,” “believe,” “estimate,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and words or phrases of similar import, as they relate to our company or our subsidiaries or our management, are intended to identify forward-looking statements. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance, and we undertake no obligation to update or revise, nor do we have a policy of updating or revising, any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

Examples of the risks and uncertainties include, but are not limited to, the following:

•	failure or delay in the commencement or completion of our preclinical studies and clinical trials, which may be caused by several factors, including: slower than expected rates of patient recruitment; unforeseen safety issues; determination of dosing issues; lack of effectiveness during clinical trials; inability or unwillingness of medical investigators and institutional review boards to follow our clinical protocols; inability to monitor patients adequately during or after treatment; and or lack of sufficient funding to finance our clinical trials;

•	the risk that the results of our clinical trials will not support the applicable claims of superiority, safety or efficacy and that our product candidates will not have the desired effects or will have undesirable side effects or other unexpected characteristics;

•	the risk that the U.S. Food and Drug Administration, or the FDA, or foreign regulatory authorities may not accept or approve a marketing application we file for any of our product candidates;

•	our ability to remediate the material weakness in internal control over financial reporting and to maintain effective internal control over financial reporting;

•	risks relating to our ability to manage our relationship with Chiesi Farmaceutici S.p.A., or Chiesi, and any other collaborator, distributor or partner;

•	risks relating to our ability to make scheduled payments of the principal of, to pay interest on or to refinance or satisfy conversions of our outstanding convertible notes or any other indebtedness;

•	risks relating to the compliance by Fundação Oswaldo Cruz, or Fiocruz, an arm of the Brazilian Ministry of Health, or the Brazilian MoH, with its purchase obligations under our supply and technology transfer agreement, which may have a material adverse effect on us and may also result in the termination of such agreement;

•	risks related to our ability to maintain compliance with the continued listing standards of the NYSE American;

•	our dependence on performance by third-party providers of services and supplies, including without limitation, clinical trial services;

•	risks relating to our ability to finance our activities and research programs;

•	delays in preparing and filing applications for regulatory approval of our product candidates in the United States, the European Union and elsewhere;

•	the impact of development of competing therapies and/or technologies by other companies;

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•	the risk that products that are competitive to our product candidates may be granted orphan drug status in certain territories and, therefore, one or more of our product candidates may become be subject to potential marketing and commercialization restrictions;

•	risks related to our supply of drug product to Pfizer Inc., or Pfizer, pursuant to our amended and restated exclusive license and supply agreement with Pfizer, or the Amended Pfizer Agreement;

•	risks related to the commercialization efforts for taliglucerase alfa in Brazil;

•	risks related to our expectations with respect to the potential commercial value of our product and product candidates;

•	the inherent risks and uncertainties in developing the types of drug platforms and products we are developing;

•	potential product liability risks, and risks of securing adequate levels of product liability and clinical trial insurance coverage;

•	the possibility of infringing a third-party’s patents or other intellectual property rights;

•	the uncertainty of obtaining patents covering our products and processes and in successfully enforcing our intellectual property rights against third-parties;

•	risks relating to changes in healthcare laws, rules and regulations in the United States, the European Union or elsewhere; and

•	the possible disruption of our operations due to terrorist activities and armed conflict, including as a result of the disruption of the operations of regulatory authorities, our subsidiaries, our manufacturing facilities and our customers, suppliers, distributors, collaborative partners, licensees and clinical trial sites.

Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced or late-stage clinical trials, even after obtaining promising earlier trial results or preliminary findings for such clinical trials. Even if favorable testing data is generated from clinical trials of a drug product, the FDA or foreign regulatory authorities may not accept or approve a marketing application filed by a pharmaceutical or biotechnology company for the drug product.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These and other risks and uncertainties are detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, and are described from time to time in the reports we file with the U.S. Securities and Exchange Commission, or the Commission.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Commission using a “shelf” registration process. Under this shelf registration process, we may sell shares of common stock and preferred stock, debt securities and/or warrants in one or more offerings, up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer under this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

The Commission allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the detailed information regarding our company, our securities and our financial statements and the notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

You should read both this prospectus and the applicable prospectus supplement together with additional information from the sources described under the caption “Where You Can Find More Information” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date subsequent to their respective dates.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

References in this prospectus to “our company,” “we,” “our,” and “us” refer to Protalix BioTherapeutics, Inc.

OUR BUSINESS

We are a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins based on our proprietary ProCellEx® protein expression system. We developed our first commercial drug product, Elelyso®, using our ProCellEx system and we are now focused on utilizing the system to develop a pipeline of proprietary, clinically superior versions of recombinant therapeutic proteins that primarily target large, established pharmaceutical markets and that in most cases rely upon known biological mechanisms of action. With our experience to date, we believe ProCellEx will enable us to develop additional proprietary recombinant proteins that are therapeutically superior to existing recombinant proteins currently marketed for the same indications, including applying the unique properties of our ProCellEx system for the oral delivery of therapeutic proteins.

On October 19, 2017, Protalix Ltd., our wholly-owned subsidiary, and Chiesi entered into an Exclusive License and Supply Agreement, or the Chiesi Ex-US Agreement, pursuant to which Chiesi was granted an exclusive license for all markets outside of the United States to commercialize pegunigalsidase alfa. Pegunigalsidase alfa, or PRX-102, is our chemically modified version of the recombinant protein alpha-Galactosidase-A protein that is currently being evaluated in phase III clinical trials for the treatment of Fabry disease. Under the terms and conditions of the Chiesi Ex-US Agreement, Protalix Ltd. retained the right to commercialize pegunigalsidase alfa in the United States. Under the Chiesi Ex-US Agreement, Chiesi made an upfront payment to Protalix Ltd. of $25.0 million in connection with the execution of the agreement and Protalix Ltd. is entitled to additional payments of up to $25.0 million in development costs, capped at $10.0 million per year. Protalix Ltd. is also eligible to receive an additional up to $320.0 million, in the aggregate, in regulatory and commercial milestone payments. Protalix Ltd. agreed to manufacture all of the PRX-102 needed for all purposes under the agreement, subject to certain exceptions, and Chiesi will purchase pegunigalsidase alfa from Protalix, subject to certain terms and conditions. Chiesi is required to make tiered payments of 15% to 35% of its net sales under the Chiesi Ex-US Agreement, depending on the amount of annual sales, as consideration for the supply of pegunigalsidase alfa.

On July 23, 2018, Protalix Ltd. entered into an Exclusive License and Supply Agreement with Chiesi, or the Chiesi U.S. Agreement, with respect to the development and commercialization of pegunigalsidase alfa in the United States. Under the terms of the Chiesi U.S. Agreement, Protalix Ltd. granted to Chiesi exclusive licensing rights for the commercialization of PRX-102 in the United States. Protalix Ltd. is entitled to an upfront, non-refundable, non-creditable payment of $25.0 million from Chiesi and additional payments of up to a maximum of $20.0 million to cover development costs for PRX-102, subject to a maximum of $7.5 million per year. Protalix Ltd. is also eligible to receive an additional up to a maximum of $760.0 million, in the aggregate, in regulatory and commercial milestone payments. Chiesi will also make tiered payments of 15% to 40% of its net sales under the Chiesi U.S. Agreement to Protalix Ltd., depending on the amount of annual sales, subject to certain terms and conditions, as consideration for product supply.

In December 2017, the European Commission granted Orphan Drug Designation for pegunigalsidase alfa for the treatment of Fabry disease. The designation was granted after the European Medicine Agency’s Committee for Orphan Medicinal Products, or the COMP, issued a positive opinion supporting the designation noting that we had established that there was medically plausible evidence that pegunigalsidase alfa will provide a significant benefit over existing approved therapies in the European Union for the treatment of Fabry disease. The COMP cited clinical and non-clinical justifications we provided to establish the significant benefit of pegunigalsidase alfa, noting that the COMP considered the justifications to constitute a clinically relevant advantage. Orphan Drug Designation for pegunigalsidase alfa qualifies Protalix Ltd. for access to a centralized marketing authorization procedure, including applications for inspections and for protocol assistance. If the orphan drug designation is maintained at the time pegunigalsidase alfa is approved for marketing in the European Union, if at all, we expect that PRX-102 will benefit from 10 years of market exclusivity within the European Union. The market exclusivity will not have any effect on Fabry disease treatments already approved at that time.

In January 2018, the FDA granted Fast Track designation to PRX-102. Fast Track designation is a process designed to facilitate the development and expedite the review of drugs and vaccines for serious conditions that fill an unmet medical need.

On May 1, 2012, the FDA approved for sale our first commercial product, taliglucerase alfa for injection, an enzyme replacement therapy, or ERT, for the long-term treatment of adult patients with a confirmed diagnosis of type 1 Gaucher disease. Subsequently, taliglucerase alfa was approved for marketing by the regulatory authorities of other countries. Taliglucerase alfa is marketed under the name alfataliglicerase in Brazil and certain other Latin American countries, and under the name Elelyso in other territories.

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Since its approval by the FDA, taliglucerase alfa has been marketed by Pfizer, as provided in the Pfizer Agreement. In October 2015, we entered into the Amended Pfizer Agreement which amends and restates the Pfizer Agreement in its entirety. Pursuant to the Amended Pfizer Agreement, we sold to Pfizer our share in the collaboration created under the initial Pfizer Agreement for the commercialization of Elelyso in exchange for a cash payment equal to $36.0 million. As part of the sale, we agreed to transfer our rights to Elelyso in Israel to Pfizer, while gaining full rights to Elelyso in Brazil. We will continue to manufacture drug substance for Pfizer, subject to certain terms and conditions. Under the Amended Pfizer Agreement, Pfizer is responsible for 100% of expenses, and entitled to all revenues globally for Elelyso, excluding Brazil, where we are responsible for all expenses and retain all revenues.

For the first 10-year period after the execution of the Amended Pfizer Agreement, we have agreed to sell drug substance to Pfizer for the production of Elelyso, and Pfizer maintains the right to extend the supply period for up to two additional 30-month periods subject to certain terms and conditions. Any failure to comply with our supply commitments may subject us to substantial financial penalties, which will have a material adverse effect on our business, results of operations and financial condition. The Amended Pfizer Agreement also includes customary provisions regarding cooperation for regulatory matters, patent enforcement, termination, indemnification and insurance requirements.

On June 18, 2013, we entered into a Supply and Technology Transfer Agreement, or the Brazil Agreement, with Fiocruz, an arm of the Brazilian MoH, for taliglucerase alfa. Fiocruz’s purchases of alfataliglicerase to date have been significantly below certain agreed upon purchase milestones and, accordingly, we have the right to terminate the Brazil Agreement. Notwithstanding our termination right, we are, at this time, continuing to supply alfataliglicerase to Fiocruz under the Brazil Agreement, and patients continue to be treated with alfataliglicerase in Brazil. We are discussing with Fiocruz potential actions that Fiocruz may take to comply with its purchase obligations and, based on such discussions, we will determine what we believe to be the course of action that is in our best interest.

We are developing an innovative product pipeline using our ProCellEx protein expression system. Our product pipeline currently includes, among other candidates:

(1) pegunigalsidase alfa, or PRX-102, a therapeutic protein candidate for the treatment of Fabry disease, a rare, genetic lysosomal disorder in humans, currently in an ongoing phase III clinical trial.

(2) alidornase alfa, or PRX-110, a proprietary plant cell recombinant human Deoxyribonuclease 1 under development for the treatment of Cystic Fibrosis, or CF, to be administered by inhalation. We have completed a phase IIa efficacy and safety study of alidornase alfa for the treatment of CF.

(3) OPRX-106, our oral antiTNF product candidate which is being developed as an orally-delivered anti-inflammatory treatment using plant cells as a natural capsule for the expressed protein. We released final data generated in our phase II clinical trial of OPRX-106 for the treatment of ulcerative colitis in March 2018. Additional data was released in June 2018.

We have licensed the rights to commercialize taliglucerase alfa worldwide (other than Brazil) to Pfizer, and the rights to commercialize pegunigalsidase alfa worldwide to Chiesi. Otherwise, we hold the worldwide commercialization rights to our other proprietary development candidates. In addition, we continuously evaluate potential strategic marketing partnerships as well as collaboration programs with biotechnology and pharmaceutical companies and academic research institutes.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks sets forth under the caption “Risk Factors” in the applicable prospectus supplement and under the captions “Risk Factors” in any of our filings with the Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018 before making an investment decision. For additional information, please see the sources described under the caption “Where You Can Find More Information.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds of the securities we offer hereby. Unless the applicable prospectus supplement states otherwise, the net proceeds from the securities we sell will be added to our general corporate funds and may be used for research and development expenses, clinical trials, establishing an internal sales force for selected territories, acquisitions of new technologies or businesses, and general corporate and administrative purposes. Until the net proceeds have been used, they will be invested primarily in short-term bank deposits or marketable securities. If we elect at the time of the issuance of the securities to make different or more specific uses of proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price that will be absorbed by such purchasers.

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SECURITIES WE MAY OFFER

Types of Securities

The securities we may offer from time to time by this prospectus are:

•	common stock;
•	preferred stock, which we may issue in one or more series;
•	debt securities, which we may issue in one or more series; and
•	warrants entitling the holders to purchase common stock.

We will describe in a prospectus supplement, which we will deliver with this prospectus at the time of sale, the terms of the particular securities that we may offer in the future.

The aggregate initial offering price of all securities sold will not exceed $100,000,000. When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. In each prospectus supplement we will include the following information:

•	the type and amount of securities that we propose to sell;
•	the initial public offering price of the securities;
•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;
•	the compensation, if any, of those underwriters, agents or dealers;
•	if applicable, information about any securities exchange or automated quotation system on which the securities will be listed or traded;
•	material U.S. federal income tax considerations applicable to the securities;
•	any material risk factors associated with the securities;
•	maturity, if any;
•	original issue discount, if any;
•	rates and times of payment of interest, dividends or other payments, if any;
•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;
•	ranking, if applicable;
•	voting or other rights, if any;
•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement; and
•	any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may add, update or change the information contained in this prospectus.

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DESCRIPTION OF EQUITY SECURITIES

We are a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law, our Certificate of Incorporation, as amended, and our bylaws. The following summary of the material terms, rights and preferences of our capital stock is not complete. You should read our Certificate of Incorporation, as amended, and our bylaws, which we refer to as our charter, for more complete information before you purchase any of our securities. You should read these documents, copies of which are available from us upon request at the address set forth under the caption “Where You Can Find More Information,” in order to more fully understand the terms of our common stock.

Common Stock

General. Our charter provides that we may issue up to 350,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share, all of which preferred stock are undesignated. As of March 1, 2019, 148,382,299 shares of our common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor.

In the event of our liquidation, dissolution or winding-up, after payment of all of our debts and liabilities, the holders of our common stock are entitled to share ratably in all remaining assets available for distribution after the payment of debts and liabilities and after provision has been made for each class of stock, if any, having preferences over our common stock. Holders of our common stock, as such, have no preemptive or other rights and there are no redemption provisions applicable to our common stock. All of our outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. In accordance with the rules of the Tel Aviv Stock Exchange, we are allowed to issue securities with preferential rights relating to dividends, but such securities may not have voting rights.

Dividend Policy. We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, covenants in our debt instruments (if any), and such other factors as our board of directors deems relevant.

Transfer Agent and Registrar. The transfer agent and registrar of our common stock is American Stock Transfer & Trust Company.

Preferred Stock

Our restated articles of incorporation, as amended, authorizes the issuance of up to 100,000,000 shares of preferred stock with such voting rights, rights of redemption and other relative rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. The preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. We currently have no plan to issue any shares of preferred stock.

Terms. You should refer to the prospectus supplement relating to the offering of any preferred stock for specific terms of the shares, including the following terms:

•	title and stated or liquidation value;
•	number of shares offered and initial offering price;
•	voting rights and other protective provisions;
•	any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;

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•	date from which dividends will accumulate, if applicable;
•	terms and amount of a sinking fund, if any, for purchase or redemption;
•	redemption rights, including conditions and the redemption price(s), if applicable;
•	listing on any national securities exchange;
•	terms and conditions upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation and anti-dilution provisions, if applicable;
•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding-up of our affairs, including liquidation preference amount;
•	any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding-up of our affairs;
•	any other specific terms, preferences, rights, limitations or restrictions; and
•	a discussion of applicable material U.S. federal income tax consequences.

The terms of any preferred stock we issue under this prospectus will be set forth in a certificate of designation. We will file a form of the certificate of designation as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the Commission that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designation for a complete description of all of the terms.

Ranking. Unless we provide otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up, rank:

•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered shares of preferred stock;

•	on a parity with all of our equity securities ranking on a parity with the offered shares of preferred stock; and

•	junior to all of our equity securities ranking senior to the offered shares of preferred stock.

The term “equity securities” does not include convertible debt securities.

Dividends. Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders may be entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption. If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that prospectus supplement may be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference. In the event of our voluntary or involuntary dissolution, liquidation or winding-up, the holders of any series of our preferred stock may be entitled to receive, after distributions to holders of any series or class of our capital stock ranking senior, an amount equal to the stated or liquidation value of the shares of the series plus, if applicable, an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock may share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Voting Rights. Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those shares of preferred stock. These terms typically will include:

•	the number of shares of common stock or other securities into which the preferred stock is convertible;
•	the conversion price (or manner of calculation);

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•	the conversion period;
•	provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option;
•	the events, if any, requiring an adjustment of the conversion price; and
•	provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar. We will identify the transfer agent and registrar for any series of preferred stock offered by this prospectus in a prospectus supplement.

Warrants

We may issue warrants for the purchase of common stock. If we offer warrants, we will describe the terms of the warrants in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us or the holder or beneficial owner, or we may issue warrants under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the warrant terms that could be described in a prospectus supplement:

•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, number and terms of the shares of common stock that may be purchased upon exercise of the warrants;
•	the date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;
•	the purchase price for each security purchasable on exercise of the warrants;
•	the dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;
•	the minimum or maximum number of shares of common stock that may be purchased at any one time upon exercise of the warrants;
•	any anti-dilution provisions or other adjustments to the exercise price of the warrants;
•	the terms of any right that we may have to redeem the warrants;
•	the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement, if any;
•	information with respect to book-entry procedures, if any;
•	a discussion of material U.S. federal income tax considerations; and
•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Unless otherwise provided in the applicable prospectus supplement, the warrants and the warrant agreements will be governed by the laws of the State of New York.

Options

As of December 31, 2018, options to purchase 10,150,675 shares of our common stock at a weighted average exercise price equal to approximately $1.57 per share were outstanding.

Convertible Notes

As of December 31, 2018, there are outstanding 7.50% convertible notes due 2021, or the 2021 Notes, with an aggregate principal amount of $57.9 million. The 2021 Notes accrue interest at a rate of 7.50% per year, payable semiannually in arrears on May 15 and November 15 of each year. The 2021 Notes mature on November 15, 2021. Holders of the 2021 Notes may convert their notes into shares of our common stock at any time prior to the close of business on the business day immediately preceding November 15, 2021. The initial conversion rate for the 2021 Notes is 1,176.4706 shares of the common stock for each $1,000 principal amount of 2021 Notes (equivalent to an initial conversion price of approximately $0.85 per share of the common stock). Upon conversion, we may settle the 2021 Notes by paying or delivering, as the case may be, cash, shares of common stock or a combination thereof, at our election.

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Delaware Anti-Takeover Law Governance and Certain Charter Provisions

We have elected not to be subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless either the interested stockholder attained such status with the approval of our board of directors, the business combination is approved by our board of directors and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Our board of directors may, at any time, authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, before the redemption of our common stock. The ability of our board of directors to issue shares of preferred stock without any further action on the part of our stockholders may impede a takeover of our company.

NYSE American and Tel Aviv Stock Exchange

Our common stock is listed on both the NYSE American and the Tel Aviv Stock Exchange under the symbol “PLX.”

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock, preferred stock or other securities of ours or of a third party. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures, which are contracts between us and a national banking association or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement (and any free writing prospectus).

We will issue the senior notes under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We will file forms of these documents as exhibits to an amendment to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures will be filed as exhibits to an amendment to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to an amendment to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the Commission. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The following are some of the terms relating to a series of debt securities that could be described in a prospectus supplement:

•	title;
•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	maturity date;
•	principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;
•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;
•	terms of the subordination of any series of subordinated debt;
•	place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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•	date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•	provisions for a sinking fund, purchase or other analogous fund, if any;
•	date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

o	incur additional indebtedness;
o	issue additional securities;
o	create liens;
o	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
o	redeem capital stock;
o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
o	make investments or other restricted payments;
o	sell or otherwise dispose of assets;
o	enter into sale-leaseback transactions;
o	engage in transactions with shareholders or affiliates;
o	issue or sell stock of our subsidiaries; or
o	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	procedures for any auction or remarketing, if any;
•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
•	denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than dollars, the currency in which the series of debt securities will be denominated; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock or other securities of ours, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms to be filed as exhibits to an amendment to the registration statement of which this prospectus is a part will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate. In addition, the terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

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If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures to be filed as exhibits to an amendment to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal or premium, if any, when due and payable and the time for payment has not been extended or deferred;
•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures and our failure continues for 90 days after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the indenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the indenture trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and
•	the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

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These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Supplemental Indenture

We and the indenture trustee may from time to time and at any time enter into an indenture or supplemental indenture without the consent of any holders for one or more of the following purposes:

•	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and debt securities;
•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default;
•	to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts hereunder;
•	to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the trust indenture act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;
•	to modify, eliminate or add to any of the provisions of the indenture;
•	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture that may be defective or inconsistent with other provisions;
•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;
•	to make provisions in regard to matters or questions arising under the indenture, so long such other provisions to do not materially affect the interest of any other holder of debt securities;
•	to secure any series of security; and
•	to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee.

In addition, we and the trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal of the outstanding debt securities of each series that is affected, may from time to time and at any time enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner the rights of the holders of the securities of such series and any related coupons of the indenture, provided that no such supplemental indenture shall:

•	extend the fixed maturity of any securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest, without the consent of the holder so affected;
•	reduce the aforesaid percentage of securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of all holders of outstanding series of debt securities; or
•	modify any of the above provisions.

Discharge

Each indenture to be filed as an exhibit to an amendment to the registration statement will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;

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•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the indenture trustee;
•	compensate and indemnify the indenture trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations, or a combination thereof, sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, at the market offerings, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and the underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

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Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market-making at any time, without prior notice.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, Commission rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any overallotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In no event will the commission or discount received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker-dealer participating in a distribution of securities exceed 8% of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission under the Securities Act. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings, including the registration statement and exhibits, are available to the public at the Commission’s website at http://www.sec.gov. You can request copies of these documents by writing to the Commission and paying a fee for the copying cost. In addition, since we are also listed on the Tel Aviv Stock Exchange, we submit copies of all our filings with the Commission to the Israeli Securities Authority and the Tel Aviv Stock Exchange. Such copies can be retrieved electronically through the Tel Aviv Stock Exchange’s internet messaging system (www.maya.tase.co.il) and through the MAGNA distribution site of the Israeli Securities Authority (www.magna.isa.gov.il).

We maintain an Internet site at www.protalix.com. Webcasts of presentations we make at certain conferences may also be available on our website from time to time. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the Commission. For further information, we refer you to the registration statement, including its exhibits and schedules, that may be found at the Commission’s website at http://www.sec.gov. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with the Commission, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings we make with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, documents not deemed “filed” with the Commission and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K) after the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus. The following documents filed with the Commission are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2018;

•	our Current Reports on Form 8-K filed with the Commission on January 4, 2019, January 10, 2019, February 5, 2019 and March 18, 2019 (other than Items 2.02 and 9.01); and

•	the description of our common stock included in our registration statement on Form 8-A12B (File No. 001-33357) filed with the Commission on March 9, 2007, including any amendment or reports filed for the purpose of updating such description.

Copies of these filings are available at no cost on our website, www.protalix.com. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement at no cost. Please direct your request to:

Yossi Maimon
2 Snunit Street, Science Park
P.O. Box 455
Carmiel, Israel 20100
+972-4-988-9488

You should rely only on the information in this prospectus, any prospectus supplement, any applicable free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offering is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

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LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Mayer Brown LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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7,608,695 Shares

Common Stock

P R O S P E C T U S S U P P L E M E N T

BofA Securities

Oppenheimer & Co.

February 11, 2021